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                                                                    Exhibit 99.1


EXHIBIT 99.1 INDEPENDENT AUDITORS' REPORT OF KPMG LLP ON FINANCIAL STATEMENT SCHEDULE

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Clarus Corporation:

     Under date of February 6, 2001, we reported on the consolidated balance sheet of Clarus Corporation and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year ended December 31, 2000 as contained in the Clarus Corporation 2000 Annual Report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP
Atlanta, Georgia
February 6, 2001

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